UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2013

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) – Resignation of Executive Officer and Director

On September 6, 2013, William C. Gray notified the Company that he will be retiring as of September 30, 2013, from his position of Executive Vice President and Chief Financial Officer of Patriot National Bancorp, Inc. (the “Company”) and Patriot National Bank (the “Bank”), a wholly owned subsidiary of the Company. Mr. Gray will provide consulting services through November 30, 2013, in an effort to ensure a smooth transition of responsibilities to the new Chief Financial Officer.

Item 5.02(c) – Appointment of Executive Officer

Christina L. Maier has been appointed Executive Vice President and Chief Financial Officer of both the Company and the Bank as of October 1, 2013, subject to required supervisory non-objection by applicable bank regulators. Ms. Maier has over 30 years of experience as a senior financial officer and served most recently as Senior Vice President and Director, U.S. Accounting and Reporting at Brown Brothers Harriman, a firm she was with since October 2006. Prior to that, Ms. Maier was Senior Vice President and Controller of Provident New York Bancorp and served 15 years at Hudson United Bancorp, where she was First Senior Vice President, serving in capacities including Controller and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: September 9, 2013	By:	/s/ Kenneth T. Neilson
Kenneth T. Neilson President and Chief Executive Officer